PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT (“Agreement”) made this 3rd day of August, 2006, by and between Derma Sciences, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania, United States, and having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, New Jersey, 08540 United States (“Derma Sciences” or “the Company”) and Comvita New Zealand Limited, a corporation organized under the laws of New Zealand and having its principal place of business at Wilson Road South, Paengaroa, Private Bag 1, Te Puke, New Zealand (the “Purchaser”).

        IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

        1.   Purchase and Sale of Common Stock. The Company hereby agrees to sell and issue to the Purchaser and the Purchaser hereby agrees to purchase from the Company Two Million (2,000,000) shares of the Company’s common stock, par value $0.01) (the “Common Stock”), at $0.75 per share for a total purchase price of One Million Five Hundred Thousand United States Dollars ($1,500,000 USD).

        2.   Payment. The Purchaser shall make payment for the Common Stock as follows: (i) the sum of Five Hundred Thousand United States Dollars ($500,000 USD) upon execution hereof, and (ii) the sum of One Million United States Dollars ($1,000,000 USD), together with interest thereon at the annual percentage rate of two and one half percent (2.5%), not later than February 13, 2007, such sum to be evidenced by a promissory note substantially in the form attached hereto as Exhibit 1 (the “Promissory Note”). Provided, however, during such period as there remains due and owing to the Company any principal or interest under the Promissory Note, the Purchaser shall be precluded from selling, transferring, pledging or otherwise alienating any shares of the Common Stock. Provided, further, in the event all principal and interest due under the Promissory Note is not paid when due, Derma Sciences may, at its option, either enforce payment in accordance with the Promissory Note or cancel any and all shares of Common Stock for which payment has not been made. Certificates representing shares of the Common Stock shall be legended to reflect their issuance in accordance with this Agreement.

        3.   Registration Rights. The Common Stock will be registered by the Company for public sale. Terms and conditions governing registration of the Common Stock are set forth in the Registration Rights Agreement of even date herewith between the Purchaser and the Company attached hereto as Exhibit 2.

        4.   Undertakings of the Company. Upon the purchase by Purchaser of the Common Stock, the Company undertakes as follows: (i) that it will in good faith consider nomination of a representative of the Purchaser to serve on the Company’s board of directors, and (ii) that in the event the Company seeks financing via the sale of its equity securities, it will permit the Purchaser to participate in any such financings upon terms no less favorable than the most favorable terms accorded to other potential participants. Provided, however, the Company shall allocate securities among potential investors in any such future financings as its board of directors, in its sole discretion, shall determine.

        5.   Delivery of the Common Stock. Upon completion of the purchase and sale of the Common Stock (the “Closing”) the Company shall deliver to the Purchaser one or more certificates registered in the name of the Purchaser representing the Common Stock. The Company’s obligation to complete the purchase and sale of the Common Stock at the Closing shall be subject to receipt of Federal Reserve (same-day) funds in the amount of $500,000 USD. The Purchaser’s obligation to accept and to pay for the Common Stock shall be subject to the following conditions: (a) the representations and warranties made by the Company herein shall be accurate in all material respects, and (b) the Company shall have fulfilled those undertakings of the Company to be fulfilled prior to Closing.

        6.   Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

        6.1.   Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as currently conducted and to own its assets wherever located. Each of the Company and its subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of the Company and its subsidiaries, taken as a whole.

        6.2.   Due Execution, Delivery and Performance of the Agreement. The Company has full power and authority to enter into this Agreement. This Agreement has been, and the Common Stock will be, duly authorized, executed and delivered by the Company. The Company’s execution, delivery and performance of this Agreement will not violate (i) any law, rule or regulation applicable to the Company or its subsidiaries or (ii) the Certificate of Incorporation or Bylaws of the Company or its subsidiaries or (iii) any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or any of their properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of the Company or its subsidiaries, except where such violation, breach or default would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Upon their execution and delivery (assuming the valid execution thereof by the respective parties thereto other than the Company), this Agreement and the Common Stock will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        6.3.   Issuance of the Common Stock. Upon issuance, the Common Stock will be duly authorized and validly issued and, upon payment therefor, will be non-assessable.

        6.4.   Litigation. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the

Company, threatened against or affecting the Company or its subsidiaries which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or which might materially and adversely affect their property or assets or which might materially and adversely affect the consummation of this Agreement. All pending legal or governmental proceedings to which the Company or its subsidiaries is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries.

        6.5.   Exchange Act Reports; No Material Misstatement or Omission. The Company has timely filed all periodic reports required to be filed under the Securities Exchange Act of 1934 (“Exchange Act Reports”). As of their respective dates, the Company’s Exchange Act Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        6.6.   No Material Change. Save as disclosed in the Company’s Exchange Act Reports, the Company has not incurred any material liabilities or obligations, direct or contingent, nor has the Company or its subsidiaries purchased any of their outstanding capital stock, nor paid or declared any dividends or other distributions on their capital stock; and there has been no change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole.

        7.   Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments presenting an investment decision like that involved in the purchase of the Common Stock (including investments in non-listed and non-registered securities) and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Common Stock; (ii) the Purchaser is acquiring the Common Stock in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Common Stock or any arrangement or understanding with any other persons regarding the distribution or purchase of such Common Stock; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Common Stock except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder and the Exchange Act, and the rules and regulations promulgated thereunder, and the terms and conditions of this Agreement; (iv) the Purchaser has, in connection with its decision to purchase the Common Stock, carefully read and considered the Company’s Form 10-KSB for the year ended December 31, 2005, together with such other of the Company’s Exchange Act Reports as the Purchaser considered appropriate, and has relied solely upon the information contained in the foregoing Exchange Act Reports and the representations and warranties of the Company contained in writing herein, and has not received or relied upon any other statements, representations, warranties, covenants or assurances of the Company, (v) the Purchaser is an “accredited investor” within the meaning of Rule 501 of

Regulation D promulgated under the Securities Act (“Regulation D”); and (vi) the Purchaser understands that certificates representing the Common Stock, except as provided in Section 5.8 hereof, will contain a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. THESE SECURITIES ARE SUBJECT TO CERTAIN REGISTRATION RIGHTS AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

        (b)    The Purchaser hereby covenants with the Company that it will not directly or indirectly make any offer, sale, pledge, transfer or other disposition of the Common Stock other than in accordance with all applicable federal and state securities laws and the terms and conditions of this Agreement, including, but not limited to, the other representations, warranties and covenants of the Purchaser in this Section 6.

        (c)    The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (d)    The Purchaser acknowledges that it has had such access to financial and other information concerning the Company as it deemed necessary in connection with its decision to purchase the Common Stock, including an opportunity to ask questions and request information from the Company and its management, and all such questions have been answered and all information requested has been provided to the satisfaction of the Purchaser.

        (e)    If the Purchaser proposes to sell, pledge, assign or otherwise transfer or convey, directly or indirectly, any of the Common Stock, then the Purchaser shall provide the Company, prior to any such sale, with a legal opinion in form and substance satisfactory to the Company that such sale, pledge, assignment, transfer or conveyance is exempt from the registration requirements under the Securities Act and any applicable state securities and blue sky laws.

        (f)    The Purchaser acknowledges that the Common Stock was not offered to the Purchaser by any means of general solicitation or general advertising. In that regard, the

Purchaser is not purchasing the Common Stock: (i) as a result of, or subsequent to, becoming aware of any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, generally available electronic communication, broadcast over television or radio or generally available to the public on the internet or worldwide web; (ii) as a result of, or subsequent to, attendance at a seminar or meeting called by any of the means set forth in (i) above; or (iii) as a result of, or subsequent to, any solicitations by a person not previously known to the Purchaser in connection with investment in securities generally. The Purchaser hereby acknowledges that the offering of the Common Stock has not been reviewed by the Securities and Exchange Commission (the “SEC”) or by any state securities commission and that the offering is intended to be a nonpublic offering pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

        8.   Survival of Representations, Warranties and Agreements. Notwithstanding any representation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser in writing herein and in the closing certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Common Stock being purchased and the payment therefor.

        9.   Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be by telecopier with the original being forwarded by a nationally recognized overnight express courier, shall be deemed given when receipt is acknowledged by transmit confirmation report and shall be addressed as set forth at the head of this Agreement or to such other address as may hereafter be furnished in writing.

        10.   Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

        11.   Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        12.   Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        13.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, United States (without reference to its rules as to conflicts of law) and the federal law of the United States.

        14.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by one party hereto and delivered to the other party. Facsimile signatures are considered to be originals and shall have the same effect.

        15.   Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This

Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:
DERMA SCIENCES, INC.
By:	/s/ Edward J. Quilty
Edward J. Quilty President and Chief Executive Officer

PURCHASER:
COMVITA NEW ZEALAND LIMITED
By:	/s/ Brett Hewlett
Brett Hewlett President and Chief Executive Officer